Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Urban Barns Foods Inc. (the “Company”) on Form 10-Q for the period ending October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jacob Benne, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
IN WITNESS WHEREOF, the undersigned has executed this certification as of the 15th day of December, 2010.

/s/ Jacob Benne
Jacob Benne
Chief Executive Officer